         Exhibit 10.1

Name of Grantee:
Grant Date:
Number of Performance-Based Restricted Stock Units at Target Performance:
Performance Period:
Vesting Date:
Walmart Identification Number:

WALMART INC.
STOCK INCENTIVE PLAN OF 2025

GLOBAL SHARE-SETTLED PERFORMANCE-BASED RESTRICTED STOCK UNIT NOTIFICATION OF AWARD AND TERMS AND CONDITIONS OF AWARD

This Global Share-Settled Performance-Based Restricted Stock Unit Notification of Award and Terms and Conditions of Award, including any applicable supplemental terms and conditions and/or any applicable additional terms and conditions for your specific country set forth in any appendices attached hereto (jointly, the “Agreement”), contain the terms and conditions of the performance-based restricted stock units (“PRSUs”) granted to you by Walmart Inc., a Delaware corporation (“Walmart”), under the Walmart Inc. Stock Incentive Plan of 2025, as may be amended from time to time (the “Plan”).

All the terms and conditions of the Plan are incorporated into this Agreement by reference. All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Plan.

BY SIGNING OR ELECTRONICALLY ACCEPTING THIS AGREEMENT, YOU HEREBY ACKNOWLEDGE, UNDERSTAND, AGREE TO, AND ACCEPT THE FOLLOWING:

1.Grant of Performance-Based Restricted Stock Units. Walmart has granted to you, effective on the Grant Date, the PRSUs, which consist of the right to receive a number of Shares underlying the PRSUs set forth above (as further determined in Paragraph 5 below), subject to certain vesting conditions.
2.Plan Governs. The PRSUs and this Agreement are subject to the terms and conditions of the Plan. You are accepting the PRSUs, acknowledging receipt of a copy of the Plan and the prospectus covering the Plan, and acknowledging that the PRSUs and your participation in the Plan are subject to all the terms and conditions of the Plan and of this Agreement. You further agree to accept as binding, conclusive and final all decisions and interpretations by the Committee upon any disputes or questions arising under the Plan, including whether, and the extent to which, the Performance Measures, Performance Goals, and time-based vesting restrictions referred to in Paragraph 5 have been satisfied.

3.Payment. You are not required to pay for the PRSUs or the Shares underlying the PRSUs granted to you pursuant to this Agreement.
4.Stockholder Rights. Unless and until your PRSUs vest and the underlying Shares have been delivered to you:
A.You do not have the right to vote the Shares underlying your PRSUs;
B.You will not receive, nor be entitled to receive, cash or any non-cash dividends on the PRSUs or the Shares underlying the PRSUs; and
C.You will not have any other beneficial rights as a shareholder of Walmart due to the PRSUs. Upon receipt of the Shares, however, you will be accorded the same rights and responsibilities as any shareholder of Walmart, and will be provided with information regarding Walmart that is provided to all other shareholders of Walmart.
5.Adjustment and Vesting of the PRSUs and Delivery of Shares.
A.Performance Period and Achievement Rates. The Committee establishes the Performance Goals and Performance Measures applicable to your PRSUs. You will receive by separate writing a notification of the performance criteria applicable to your PRSUs in respect of the Performance Period set forth above which reflects the fiscal year of Walmart or, if different, the Affiliate that employs you (the “Employer”). The Performance Measures (including any applicable weightings thereof) and Performance Goals as set forth in such separate writing are hereby incorporated by reference into this Agreement.
The number of PRSUs that ultimately may vest and, accordingly, the Shares that ultimately may be delivered to you shall depend upon the degree to which the Performance Goals have been achieved, as determined by the Committee in accordance with the Plan, for each Performance Measure during the Performance Period. With respect to each applicable Performance Measure during the Performance Period:
1.“Threshold” performance means the achievement of the lowest possible Performance Goal established by the Committee;
2.“Target” performance means the achievement of the Performance Goal established by the Committee; and
3.“Maximum” performance means the highest possible achievement of the Performance Goal established by the Committee.
The weighted average of all applicable achievement rates during the Performance Period is referred to herein as the “Performance Achievement Rate.” A Performance Achievement Rate is determined for each Performance Measure applicable to your Plan Award in respect of the Performance Period. The Performance Achievement Rate value applied to each weighted Performance Measure during the Performance Period is expressed as a percentage and may fall within the Performance Achievement Rates set forth in Exhibit A hereto.

At the end of the Performance Period, the number of PRSUs that were granted to you shall be adjusted to reflect the degree to which applicable Performance Goals have been attained by multiplying: (x) the Performance Achievement Rate and (y) the number of PRSUs granted by this Agreement. Subject to Paragraph 10 below, and provided you have not incurred a Forfeiture Condition before the Vesting Date, the adjusted number of PRSUs (the “Adjusted PRSUs”) represent the number of Shares you shall receive, as described in Paragraph 5.C below.
B.Vesting of the Adjusted PRSUs. Subject to Paragraph 7 and provided you have not incurred a Forfeiture Condition, your Adjusted PRSUs will vest on the Vesting Date set forth above.
C.Delivery of Shares. Upon the vesting of your Plan Award, you shall be entitled to receive a number of Shares equal to the number of Adjusted PRSUs as calculated in Paragraph 5.A. above less any Shares withheld or sold to satisfy tax withholding obligations as set forth in Paragraph 10 below. The Shares shall be delivered to you as soon as administratively feasible following the later of: (x) the Vesting Date set forth above; and (y) the date the Committee has determined the degree of attainment of the Performance Goals applicable to your Plan Award, but in any event:
1.    within 150 days of the Vesting Date; or
2.    within 74 days of an Accelerated Vesting pursuant to Paragraph 8 below.
    Such Shares will be deposited into an account in your name with a broker or other third party designated by Walmart. You will be responsible for all fees imposed by such designated broker or other third party designated by Walmart.
D.Elective Deferral of Shares. If you are eligible to defer delivery of the Shares upon the vesting of your Adjusted PRSUs to a future date in accordance with Section 8.7 of the Plan and rules and procedures relating thereto, you will be advised as to when any such deferral election must be made and the rules and procedures applicable to such deferral election.
6.Forfeiture; Clawback.
A.Forfeiture Conditions. Subject to Paragraph 8 below, any PRSUs that would otherwise vest, if any, in whole or in part on the Vesting Date will not vest and will be immediately forfeited if, prior to the Vesting Date:
1.your Continuous Status terminates for any reason (other than death or Disability, to the extent provided in Paragraph 8 below), as determined pursuant to Paragraph 13.O below;
2.you transition out of an officer position eligible to receive PRSUs; provided, however, that;
a)if you move to a position equivalent to “Group Director” or “Senior Director,” you will continue to receive the vesting of PRSUs previously granted; or

b)if you move to a position equivalent to “Director” or below, you will forfeit those PRSUs that will vest in any fiscal year after the fiscal year in which your demotion occurs; or
3.you have not executed and delivered to Walmart a Non-Disclosure and Restricted Use Agreement, in a form to be provided to you by Walmart.
Each of the events described in Paragraphs 6.A.1, 6.A.2 and 6.A.3 above shall be referred to as a “Forfeiture Condition” for purposes of this Agreement. Furthermore, if applicable, you shall be advised if the Committee has determined that vesting of this Plan Award is further conditioned upon your execution and delivery to Walmart of a Post Termination Agreement and Covenant Not to Compete prior to the Vesting Date, in a form to be provided to you by Walmart. If applicable, the failure to execute and deliver such Post Termination Agreement and Covenant Not to Compete prior to the Vesting Date shall also be deemed a “Forfeiture Condition” for purposes of this Agreement. Upon the occurrence of a Forfeiture Condition, you shall have no further rights with respect to such PRSUs, any Adjusted PRSUs, or the underlying Shares.
B.Clawback.
1.You agree that your Plan Award and any Shares or any other benefits or proceeds therefrom that you may receive hereunder shall be subject to forfeiture and/or repayment to Walmart pursuant to (i) the Walmart Inc. Code of Conduct and Executive Compensation Recoupment Policy and (ii) any other recovery, recoupment, “clawback” or similar policy adopted by Walmart after the Grant Date, to the extent required to comply with any requirements imposed under applicable laws and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, in each case, as may be amended from time to time. You agree that the provisions contained in the policies described in this Section 6.B.1 shall be deemed incorporated into this Agreement without your additional or separate consent.

2.Without limiting the application of any of the foregoing, if you receive any amount in excess of what you should have received under the terms of this Plan Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or administrative error), all as determined by the Committee, then you shall be required to promptly repay any such excess amount to Walmart.

3.You expressly and explicitly authorize Walmart to issue instructions, on your behalf, to any brokerage firm and/or third party administrator engaged by Walmart to hold any Shares and other amounts acquired pursuant to the PRSUs to re-convey, transfer or otherwise return such Shares and/or other amounts to Walmart upon Walmart’s enforcement of Sections 6.B.1 or 6.B.2 above or Section 11.4 of the Plan.
7.Administrative Suspension. If you are subject to an administrative suspension, vesting of your PRSUs may be suspended as of the date you are placed on administrative suspension. If you are not reinstated as an Associate in good standing at the end of the administrative suspension period, your PRSUs may be immediately forfeited and you shall have no further rights with respect to such PRSUs or the underlying Shares. If you are reinstated as an Associate in good standing at the end of the administrative suspension period, then the vesting of your PRSUs will resume as provided in Paragraph 5, and any PRSUs that would have vested while you were on administrative suspension will vest and the corresponding number of Shares will be delivered to you as soon as administratively feasible, but in any event within 74 days of the end of the administrative suspension period which shall be considered the Vesting Date for purposes of this Paragraph 7.
8.Accelerated Vesting; Vesting Notwithstanding Termination of Continuous Status by Death or Disability. If your Continuous Status is terminated by reason of your death or Disability prior to the Vesting Date and you have not incurred a Forfeiture Condition, then any unvested PRSUs will become immediately vested as of the date your Continuous Status is terminated (in accordance with the following paragraph); provided, however, that if the determination of attainment of Performance Goals has not yet been determined for your Plan Award, then achievement of Target performance for all applicable Performance Goals shall be assumed for purposes of this Paragraph 8.
For purposes of this Paragraph 8, your Continuous Status will be considered terminated on the date that your employment or other service relationship is deemed terminated due to your death based on the records of Walmart or, if different, the Employer, or the date on which your employment or service relationship has been legally terminated by reason of your Disability. For purposes of this Agreement, “Disability” shall mean that: (i) you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) you are, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under a Walmart accident and health plan. Notwithstanding any provision of this Agreement, Walmart will not accelerate your Plan Award if Walmart has not received notification of your termination within such period of time that it determines, in its sole discretion, to be necessary to process the settlement of your Plan Award to avoid adverse tax consequences under Section 409A of the Code.

9.Permanent Transfers Between Walmart and Walmart Affiliates.
A.Permanent Transfers and Continuous Status. For the avoidance of doubt, a permanent transfer of Continuous Status from Walmart, or the Employer (if different), to another Affiliate or from an Affiliate to Walmart does not constitute a termination of your Continuous Status.
B.Applicable Performance Measures and Goals Upon Permanent Transfer. If you permanently transfer your Continuous Status during the Performance Period, then the performance criteria and the resulting adjustment will be prorated and/or adjusted to reflect the proportion of the Performance Period during which you provided service to Walmart, or, if different, the Affiliate that initially employed you (the “Initial Employer”) and the proportion of the Performance Period during which you provided service to Walmart or, if different, the Affiliate to which you permanently transferred (the “Subsequent Employer”).

C.Permanent Transfers to Affiliate or Position where Performance-Based Awards are Not Granted. If you permanently transfer your Continuous Status to an Affiliate or into a position where performance-based Plan Awards are not granted, the performance criteria applicable for the remaining portion of your Performance Period shall be communicated to you, and your PRSUs will be prorated and adjusted using the methodology described in Paragraph 9.B above.
D.Transfers to New Position with Same Employer. If you transfer to a position with the same Employer (as defined herein) but your new position is subject to different applicable Performance Measures (including any applicable weightings thereof) and Performance Goals, then the performance criteria applicable for the remaining portion of your Performance Period shall be communicated to you, and your PRSUs will be prorated and adjusted using the methodology described in Paragraph 9.B above.
10.Taxes and Tax Withholding.
A.You agree to consult with any tax advisors you think necessary in connection with your PRSUs and acknowledge that you are not relying, and will not rely, on Walmart or any Affiliate for any tax advice.
B.You acknowledge that, regardless of any action taken by Walmart (or if different, the Employer), the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by Walmart or the Employer. You further acknowledge that Walmart and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PRSUs, including, but not limited to, the grant, vesting or settlement of the PRSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the PRSUs or any aspect of the PRSUs to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that Walmart and/or the Employer (or your former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
C.In connection with any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to Walmart and the Employer to satisfy all Tax-Related Items. In this regard, you authorize Walmart and/or the Employer or their respective agents, at their sole discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by withholding of Shares to be issued upon settlement of the Adjusted PRSUs. In the event that such withholding in Shares is problematic under applicable tax or securities law or has materially adverse accounting consequences, by your acceptance of the PRSUs and this Agreement, you authorize and direct (without the need of further authorization) (a) Walmart and any broker or other third party designated by Walmart to sell on your behalf a whole number of Shares corresponding to the Adjusted PRSUs that Walmart or the Employer determines to be appropriate to generate cash proceeds sufficient to satisfy the obligation for Tax-Related Items and (b) Walmart and/or the Employer, or their respective agents, at their sole discretion to satisfy the Tax-Related Items by any other method of withholding, including through withholding from your wages or other cash compensation paid to you by Walmart or the Employer.

D.Walmart or the Employer may withhold or account for Tax-Related Items by considering applicable withholding rates, including minimum or maximum rates, in the relevant jurisdictions. Further, if the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the Adjusted PRSUs, notwithstanding that a number of the Shares are withheld solely for the purpose of paying the Tax-Related Items. In the event that any excess amounts are withheld to satisfy the obligation for Tax-Related Items, you may be entitled to receive a refund of any over-withheld amount in the form of cash (with no entitlement to the Share equivalent), or if not refunded by Walmart or the Employer, you must seek a refund from the local tax authorities to the extent you wish to recover the over-withheld amount in the form of a refund. In the event of under-withholding, you may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to Walmart and/or the Employer.
E.Finally, you agree to pay to Walmart or the Employer any amount of Tax-Related Items that Walmart or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. Walmart may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.
11.PRSUs Not Transferable. The PRSUs may not be sold, conveyed, assigned, transferred, pledged or otherwise disposed of or encumbered at any time prior to vesting of the Adjusted PRSUs and the issuance of the underlying Shares. Any attempted action in violation of this Paragraph 11 shall be null, void, and without effect.
12.Supplemental and Country-Specific Terms and Conditions. Notwithstanding any provision in this Global Share-Settled Performance-Based Restricted Stock Unit Notification of Award and Terms and Conditions of Award to the contrary, the grant of PRSUs also shall be subject to any applicable supplemental terms and conditions that govern the PRSUs depending on your position with Walmart or any Affiliate (the “Supplemental Terms”) and any additional terms and conditions with respect to certain laws, rules and regulations specific to your country (the “Country-Specific Terms”) as set forth in any appendices attached hereto. If you move or transfer from one position to another within Walmart and/or any Affiliate or if you relocate to one of, or between, the countries included in the Country-Specific Terms, any additional terms and conditions for such position and/or country will apply to you, to the extent Walmart determines that the application of such terms and conditions is necessary or advisable for legal, tax or administrative reasons. The Supplemental Terms (if any) and Country-Specific Terms are incorporated by reference into this Global Share-Settled Performance-Based Restricted Stock Unit Notification of Award and Terms and Conditions of Award and, together, these documents constitute this Agreement.
13.Nature of Plan Award. You further acknowledge, understand and agree that:
A.the Plan is established voluntarily by Walmart and is discretionary in nature;
B.the Plan is operated and the PRSUs are granted solely by Walmart and only Walmart is a party to this Agreement; accordingly, any rights you may have under this Agreement, including related to the issuance of Shares pursuant to the PRSUs, may be raised only against Walmart but not any Affiliate (including, but not limited to, the Employer);
C.no Affiliate (including, but not limited to, the Employer) has any obligation to make any payment of any kind to you under this Agreement;

D.the grant of PRSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of PRSUs or other awards, or benefits in lieu of PRSUs, even if PRSUs have been granted in the past;
E.all decisions with respect to future grants of PRSUs or other awards, if any, will be at the sole discretion of the Committee;
F.neither this Agreement nor the Plan creates or amends any contract of employment with any entity involved in the management or administration of the Plan or this Agreement, and nothing in this Agreement or the Plan shall interfere with or limit in any way the right of Walmart or, if different, the Employer to terminate your Continuous Status at any time, nor confer upon you the right to continue in the employ of Walmart or any Affiliate;
G.the PRSUs and the Shares underlying the PRSUs, and the income from and value of same, relate exclusively to your Continuous Status during the vesting period applicable to your PRSUs;
H.nothing in this Agreement or the Plan creates any fiduciary or other duty owed to you by Walmart, any Affiliate, or any member of the Committee, except as expressly stated in this Agreement or the Plan;
I.you are voluntarily participating in the Plan;
J.the PRSUs and the Shares underlying the PRSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;
K.the PRSUs and the Shares underlying the PRSUs, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;
L.unless otherwise agreed with Walmart in writing, the PRSUs and the Shares underlying the PRSUs, and the income from and the value of same, are not granted as consideration for, or in connection with, the service (if any) you may provide as a director of any Affiliate;
M.the future value of the Shares underlying the PRSUs is unknown, indeterminable and cannot be predicted with certainty;
N.no claim or entitlement to compensation or damages shall arise from forfeiture of the PRSUs and the Shares underlying the PBRSUs resulting from (i) the application of a forfeiture and repayment policy contemplated under Section 6.B above or (ii) the termination of your Continuous Status (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any);

O.in the event of the termination of your Continuous Status (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), including as the result of the closing of any transaction or other agreement that results in the Employer ceasing to be an Affiliate, unless otherwise set forth in this Agreement, your right to vest in the PRSUs under the Plan, if any, will terminate effective as of the date that you are no longer actively providing services and may not be extended by any notice period under local law (e.g., your period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); the Committee shall have the exclusive discretion to determine when you are no longer actively employed for purposes of this Agreement (including whether you may still be considered to be providing services while on a leave of absence or whether the Employer has ceased to be an Affiliate);
P.unless otherwise provided in the Plan or by Walmart in its discretion, the PRSUs and the benefits evidenced by this Agreement do not create any entitlement to have the PRSUs, the Shares underlying the PRSUs and any Adjusted PRSUs, or any such benefits transferred to, or assumed by, another company nor to be exchanged, or substituted for, in connection with any corporate transaction affecting the Shares underlying the PRSUs and any Adjusted PRSUs; and
Q.if you are providing services outside the United States: neither Walmart nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the PRSUs or of any amounts due to you pursuant to the settlement of the PRSUs and any Adjusted PRSUs or the subsequent sale of any Shares acquired upon settlement.
14.No Advice Regarding Award. Walmart and/or its Affiliates are not providing any tax, legal or financial advice, nor are Walmart or any Affiliate making any recommendation regarding your participation in the Plan or the Shares underlying the PRSUs acquired upon vesting. You are advised to consult with your personal tax, legal, and financial advisors regarding the decision to participate in the Plan and before taking any action related to the Plan.
15.Data Privacy. You hereby explicitly and unambiguously acknowledge that your personal information will be collected, used and transferred, in electronic or other form, as described in this Agreement, the Walmart Associate Privacy Policy (where applicable), and any other grant materials by and among, as applicable, Walmart and any Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that Walmart and its Affiliates may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, email address, date of birth, social insurance identification number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in Walmart or an Affiliate, details of all PRSUs or any other awards granted, canceled, exercised, vested, unvested or outstanding in your favor (“Personal Information”), for the exclusive purpose of implementing, administering and managing the Plan. You understand that Personal Information may be transferred to Fidelity Stock Plan Services, LLC and its affiliates or such other stock plan service provider as may be selected by Walmart in the future, which is assisting Walmart in the implementation, administration and management of the Plan. You acknowledge that you understand that the recipients of the Personal Information may be located in your country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You acknowledge and understand that you may request a list with the names and addresses of any potential recipients of Personal Information by contacting your local human resources representative. You authorize Walmart, Fidelity Stock Plan Services, LLC and any other possible recipients which may assist Walmart (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Personal Information, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of Personal Information as may be required to Walmart’s designated broker or other third party. You understand that Personal Information will be held only as long as is necessary to implement, administer and manage your participation in the Plan or as otherwise may be required by law. You understand that if you reside outside the United States, you may, at any time, view Personal Information, request information about the storage and processing of Personal Information, require any necessary amendments to Personal Information or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your Continuous Status with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that Walmart would not be able to grant PRSUs or other Plan Awards to you or administer or maintain such Plan Awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative. Finally, you acknowledge that no other agreements or consent shall be required to be given to Walmart and/or the Employer for the legitimate purposes of administering your participation in the Plan in compliance with the data privacy laws in your country, either now or in the future. You understand and acknowledge that you will not be able to participate in the Plan if you later communicate any limitation on this acknowledgment to Walmart and/or the Employer.
16.Other Provisions.
A.Determinations regarding this Agreement (including, but not limited to, whether, and the extent to which, the Performance Measures and Performance Goals referred to in Paragraph 5 have been satisfied, and whether an event has occurred resulting in the forfeiture of or accelerated vesting of an Adjusted PRSU) shall be made by the Committee in its sole and exclusive discretion and in accordance with this Agreement and the Plan, and all determinations of the Committee shall be final and conclusive and binding on you and your successors and heirs.
B.Walmart reserves the right to amend, abandon or terminate the Plan, including this Agreement, at any time subject to Committee approval. Nothing in the Plan should be construed as to create any expectations that the Plan will be in force and effect for an indefinite period of time nor shall give rise to any claims to acquired rights or similar legal theories.
C.The Committee will administer the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among recipients and eligible Associates, whether or not such persons are similarly situated.
D.Walmart reserves the right to amend any applicable Performance Measures (including any weightings thereof) and/or Performance Goals for any Plan Award under this Agreement. In such a case, any amendments will be communicated to you in writing

(which may include a communication transmitted by electronic means, such as an e-mail communication or a communication posted online for your review).
E.This Agreement shall be construed under the laws of the State of Delaware, without regard to its conflict of law provisions.
F.The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
G.You acknowledge that you are sufficiently proficient in English, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. You also acknowledge and agree that it is your express intent that this Agreement and any other documents related to the Plan, notices and legal proceedings entered into, given or instituted pursuant to the PRSUs, be drawn up in English. Furthermore, if you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable law.
H.Walmart may, in its sole discretion, decide to deliver any documents related to your current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an online or electronic system established and maintained by Walmart or a third party designated by Walmart.
I.Walmart reserves the right to impose other requirements on your participation in the Plan, on your Plan Award and the Shares underlying the PRSUs awarded pursuant to this Agreement, to the extent Walmart determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
J.You acknowledge that a waiver by Walmart or an Affiliate of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provisions of the Plan or this Agreement, or of any subsequent breach by you or any other Associate.
K.You understand that, depending on your or your broker’s country or the country in which the Shares underlying your PRSUs and Adjusted PRSUs are listed, you may be subject to insider trading and/or market abuse laws which may affect your ability to accept, acquire, sell, or otherwise dispose of Shares, rights to Shares (e.g., PRSUs or Adjusted PRSUs) or rights linked to the value of Shares under the Plan during such times you are considered to have “inside information” (as defined in the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed insider information. Furthermore, you could be prohibited from (i) disclosing inside information to any third party, which may include fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. The restrictions applicable under these laws may be the same or different from Walmart’s insider trading policy. You acknowledge that it is your responsibility to be informed of and compliant with such regulations, and any applicable Walmart insider trading policy, and are advised to speak to your personal legal advisor on this matter.
L.You understand that you may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from your participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside your country. The applicable laws of your country may require that you report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. In addition, you agree to take any and all actions required by Walmart, your Employer or the local laws, rules and regulations in your country of residence (and country of employment, if different) that may be required to comply with such laws, rules and regulations. You acknowledge that you are responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements, and you are advised to consult your personal legal advisor on this matter.
M.Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, Walmart shall not be required to deliver any Shares issuable upon vesting of the PRSUs prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval Walmart shall, in its absolute discretion, deem necessary or advisable. You understand that Walmart is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Walmart may, without liability for its good faith actions, place legend restrictions upon Shares underlying your Adjusted PRSUs and issue “stop transfer” instructions requiring compliance with applicable U.S. or other securities laws and the terms of the Agreement and Plan. Further, you agree that Walmart shall have unilateral authority to amend the Plan and the Agreement without your consent to the extent necessary to comply with securities or other laws, rules or regulations applicable to issuance of Shares.

WALMART INC.
STOCK INCENTIVE PLAN OF 20251

GLOBAL SHARE-SETTLED PERFORMANCE-BASED RESTRICTED STOCK UNIT NOTIFICATION OF AWARD AND TERMS AND CONDITIONS OF AWARD

COUNTRY-SPECIFIC TERMS AND CONDITIONS

Capitalized terms used but not defined in these Country-Specific Terms have the meanings set forth in the Plan and/or the Global Share-Settled Performance-Based Restricted Stock Unit Notification of Award and Terms and Conditions of Award (the “T&Cs”).

Terms and Conditions. These Country-Specific Terms include additional terms and conditions that govern the PRSUs granted to you under the Plan if you work and/or reside in one of the countries listed below.

If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer Continuous Status after the Grant Date, or are considered a resident of another country for local law purposes, Walmart shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to you.

Notifications. These Country-Specific Terms also include information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of October 2025. Such laws are often complex and change frequently. As a result, Walmart strongly recommends that you not rely on the information in these Country-Specific Terms as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that the PRSUs vest or you receive Shares under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation, and Walmart is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer Continuous Status after the Grant Date, or are considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to you in the same manner.

BOTSWANA

There are no country-specific provisions.

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CANADA

Terms and Conditions

Administrative Suspension. This provision replaces Paragraph 7 of the T&Cs:

If you are subject to an administrative suspension, vesting of your PRSUs may be suspended as of the date you are placed on administrative suspension. If you are not reinstated as an Associate in good standing at the end of the administrative suspension period, your PRSUs may be immediately forfeited and you shall have no further rights with respect to such PRSUs or the underlying Shares, including any compensation in lieu of such PRSUs, except as explicitly and minimally required by applicable employment standards legislation. If you are reinstated as an Associate in good standing at the end of the administrative suspension period, then the vesting of your PRSUs will resume as provided in Paragraph 5, and any PRSUs that would have vested while you were on administrative suspension will vest upon your reinstatement and the corresponding number of Shares will be delivered to you as soon as administratively feasible, but in any event within 74 days of the end of the administrative suspension period which shall be considered the Vesting Date for purposes of this Paragraph 7.

Nature of Award. This provision replaces Paragraph 13.C of the T&Cs:

Except as explicitly and minimally required under applicable legislation, no Affiliate (including, but not limited to, the Employer) has any obligation to make any payment of any kind to you under this Agreement;

Plan Award Not in Lieu of Other Compensation. This provision replaces Paragraph 13.K of the T&Cs:

Except as explicitly and minimally required under applicable employment standards or pension-related legislation, the PRSUs and the Shares underlying the PRSUs, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, vacation pay, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;

No Entitlements. This provision replaces Paragraph 13.N of the T&Cs:

Except as explicitly and minimally required under applicable employment standards legislation, no claim or entitlement to pay in lieu, compensation or damages shall arise from (i) the application of a forfeiture and repayment policy contemplated under Section 6.B above or (ii) forfeiture of the PRSUs resulting from the termination of your Continuous Status (for any reason whatsoever, with or without notice, whether or not later found to be invalid or in breach of applicable employment standards legislation in the jurisdiction where you are employed or the terms of your employment agreement, if any);

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Termination of Continuous Status. This provision replaces Paragraph 13.O of the T&Cs:

In the event of the termination of your Continuous Status, unless otherwise set forth in this Agreement, your right to vest in the Restricted Stock under the Plan, if any, will terminate effective on the date you no longer actively provide services to Walmart or any Affiliate regardless of the reason for such termination and whether or not later found to be invalid or in breach of applicable employment standards legislation in the jurisdiction where you are employed or your employment agreement, if any (the “Termination Date”). Unless explicitly required by applicable legislation, the Termination Date will exclude any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under statute, contract, common/civil law or otherwise. You will not earn or be entitled to any additional Restricted Stock or any prorated vesting for that portion of time before the Termination Date, nor will you be entitled to any compensation or damages in lieu of ongoing participation in the Plan or for lost vesting and forfeiture of Restricted Stock. Subject to applicable legislation, the Committee shall have the exclusive discretion to determine when you are no longer employed for purposes of this Agreement (including whether you may still be considered to be providing services while on a leave of absence). Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, your right to vest in the Restricted Stock under the Plan, if any, will terminate effective as of the last day of your minimum statutory notice period and in no case shall you receive less than what you are minimally entitled to receive under applicable employment standards legislation. For the avoidance of doubt, you will not earn or be entitled to prorated vesting if the Vesting Date falls after the end of your statutory notice period, nor will you be entitled to any compensation or damages for lost vesting and forfeiture of Restricted Stock.

Vesting and Delivery of Shares. This provision supplements Paragraph 5 of the T&Cs:

Instead of delivering Shares upon vesting of your PRSUs to you as set forth in Paragraph 5 of the T&Cs, Walmart or Wal-Mart Canada Corp. or an Affiliate (Wal-Mart Canada Corp. and any Affiliate that is controlled by Wal-Mart Canada Corp. being referred to collectively as “WM Canada”), in their sole discretion, also may settle your Adjusted PRSUs in cash, Shares, or a combination of cash and Shares. To the extent your Plan Award will be settled in Shares, you hereby acknowledge and agree that such settlement may be satisfied by WM Canada by forwarding a cash settlement amount in respect of the Adjusted PRSUs to an independent broker who will in turn purchase the Shares on the open market on your behalf. Any Shares so purchased on the open market shall be delivered to you as set forth in Paragraph 5 of the T&Cs.

The Following Provisions Apply to Associates and Non-Management Directors Resident in Quebec:

French Language Documents. A French translation of the Plan and the Agreement will be made available to you as soon as reasonably practicable. You understand that, from time to time, additional information related to the offering of the Plan might be provided in English and such
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information may not be immediately available in French. Notwithstanding anything to the contrary in the Agreement, and unless you indicate otherwise, the French translation of this document and certain other documents related to the Plan Award will govern your Plan Award and your participation in the Plan.
Data Privacy. This provision supplements Paragraph 15 of the T&Cs:

You hereby authorize Walmart, any Affiliate and their representatives to discuss with and obtain all relevant information regarding your Plan Award and your participation in the Plan from all personnel, professional or not, involved in the administration for purposes that relate to the operation of the Plan. You acknowledge and agree that your personal information, including any sensitive personal information, may be transferred outside the Province of Quebec, including to the United States. You further authorize Walmart, any Affiliate and any stock plan service provider that may be selected by Walmart to assist with the Plan to disclose and discuss the Plan and your participation in the Plan with their respective advisors. You further authorize Walmart or an Affiliate to record such information and to keep such information in your employee file. You also acknowledge and authorize Walmart, its Affiliates and other parties involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on you or the administration of the Plan.

Notifications

Securities Law Information.  You are permitted to sell the Shares acquired through the Plan through the designated broker, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed.

Foreign Asset/ Account Reporting Information. Specified foreign property, including shares of stock (i.e., Shares) and other rights to receive Shares (e.g., PRSUs) of a non-Canadian company held by a Canadian resident employee must generally be reported annually on a Form T1135 (Foreign Income Verification Statement), if the total cost of your specified foreign property exceeds C$100,000 at any time during the year. Thus, PRSUs must be reported (generally at a nil cost) if the C$100,000 cost threshold is exceeded at any time during the year because of other specified foreign property that you hold. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily is equal to the fair market value of the Shares at the time of acquisition, but if you own other Shares (acquired separately), this ACB may have to be averaged with the ACB of the other Shares.

CHILE

Notifications

Securities Law Information. This grant of PRSUs constitutes a private offering of securities in Chile effective as of the Grant Date. This offer of PRSUs is made subject to general ruling n° 452 of the Chilean Commission of the Financial Market (“CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the PRSUs are not registered in Chile, Walmart is not required to provide public information about the PRSUs or
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the Shares in Chile. Unless the PRSUs and/or the Shares are registered with the CMF, a public offering of such securities cannot be made in Chile.

Exchange Control Information. You are not required to repatriate any funds you receive with respect to the PRSUs (e.g., any proceeds from the sale of any Shares issued upon vesting of the PRSUs) to Chile. However, if you decide to repatriate such funds, you acknowledge that you will be required to affect such repatriation through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office) if the amount of the funds repatriated exceeds US$10,000.

Foreign Asset/ Account Reporting Information. You will be required to provide certain information to the Chilean Internal Revenue Service (“CIRS”) regarding the results of investments held abroad and the taxes you have paid abroad (if you will be seeking a credit against Chilean income tax owed). The sworn statements disclosing this information (or Formularios) must be reported on Form 1929 and submitted electronically through the CIRS website (www.sii.cl) before July 1 of each year, depending on the assets or taxes being reported.

You may be ineligible to receive certain foreign tax credits if you fail to meet the applicable reporting requirements. Exchange control and tax reporting requirements in Chile are subject to change and you should consult with your personal legal and tax advisor regarding any reporting obligations that you may have in connection with the PRSUs.

COSTA RICA

There are no country-specific provisions.

HONG KONG

Terms and Conditions

Delivery of Shares and Sale of Shares. The following provision supplements Paragraph 5 of the T&Cs:

Any Shares received at settlement of the PRSUs are a personal investment. If, for any reason, any PRSUs vest and become non-forfeitable and Shares are delivered to you within six months of the Grant Date, you agree that you will not offer the Shares to the public in Hong Kong or otherwise dispose of the Shares prior to the six-month anniversary of the Grant Date.

Form of Settlement. The grant of PRSUs does not provide any right for you to receive a cash payment, and the PRSUs are payable only in Shares.

Notifications

Warning: The PRSUs and any Shares acquired under the Plan do not constitute a public offering of securities under Hong Kong law and are available only to employees of Walmart or an Affiliate. The Agreement, including these Country-Specific Terms and any Supplemental Terms, the Plan and any other incidental communication materials related to the PRSUs (i) have
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not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, (ii) have not been reviewed by any regulatory authority in Hong Kong, and (iii) are intended only for the personal use of each eligible Associate or Non-Management Director of Walmart or an Affiliate and may not be distributed to any other person. If you are in any doubt about any of the contents of the Agreement, including these Country-Specific Terms and any Supplemental Terms or the Plan, you should obtain independent professional advice.

Nature of Scheme. Walmart specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

INDIA

Notifications

Exchange Control Information. If you are a resident of India for exchange control purposes, you will be required to repatriate the cash proceeds from the sale of Shares issued upon vesting of PRSUs to India within such time as prescribed under applicable Indian exchange control laws, as may be amended from time to time. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India, Walmart or any Affiliate requests proof of repatriation. You also agree to provide any information that may be required by Walmart or any Affiliate to make any applicable filings under exchange control laws in India.

Foreign Asset/ Account Reporting Information. If you are a tax resident of India, you will be required to declare foreign bank accounts and any foreign financial assets (including Shares held outside India) in your annual tax return. It is your responsibility to comply with this reporting obligation and you should consult with your personal tax advisor in this regard.

LESOTHO

Notifications

Exchange Control Information. If you are resident in Lesotho, cross-border payments and dealings in foreign currency or securities (including dividends and any sale proceeds from Shares issued upon vesting of the PRSUs) are regulated and must generally be routed through an authorised dealer; exceptions may apply. You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the Plan.

Foreign Asset / Account Reporting Information. Lesotho residents who acquire foreign assets or rights (e.g., Shares or rights to foreign-currency amounts) must make a written declaration through an authorised dealer within 30 days of acquiring such foreign assets or rights, and dispositions of such assets or rights may require approval. You are responsible for complying with these requirements and any related approvals/conditions. You should consult with your
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personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the Plan.

LUXEMBOURG

Terms and Conditions

Nature of the Grant. The following section supplements Paragraph 13 of the T&Cs:

By accepting the grant of the PRSUs, you acknowledge that you understand and agree that you consent to participating in the Plan and that you have received a copy of the Plan.

You further understand that Walmart has unilaterally, gratuitously and discretionally decided to grant the PRSUs under the Plan to employees of Walmart or an Affiliate throughout the world. The decision to grant the PRSUs is a limited decision and is entered into upon the express assumption and condition that any PRSUs granted under the Plan will not economically or otherwise bind Walmart or any of the Affiliates on an ongoing basis other than as set forth in the Agreement. Consequently, you understand that any grant is given on the assumption and condition that it shall not become a part of any employment or service contract (either with Walmart or any Affiliate) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Further, you understand and freely accept that there is no guarantee that any benefit shall arise from any gratuitous and discretionary grant since the future value of the PRSUs and underlying Shares is unknown and unpredictable.

Notifications

Exchange Control Information. You acknowledge and agree that you must report any inward remittance of funds associated with the PRSUs to the Banque Central de Luxembourg and/or the Service Central de La Statistique et des Études Économiques within fifteen (15) working days following the month during which the transaction occurred. If a Luxembourg financial institution is involved in the transaction, such financial institution typically will fulfill the reporting obligation on your behalf. However, if the Luxembourg financial institution does not report the transaction, you personally are responsible for satisfying the reporting obligation. You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the Plan.

MEXICO

Terms and Conditions

No Entitlement for Claims or Compensation. The following sections supplement Paragraph 13 of the T&Cs:

Modification. By accepting the PRSUs, you acknowledge and agree that any modification of the Plan or the Agreement or its termination shall not constitute a change or impairment of the terms and conditions of your Continuous Status.
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Policy Statement. The grant of PRSUs is unilateral and discretionary and, therefore, Walmart reserves the absolute right to amend it and discontinue the award at any time without any liability.

Walmart, with registered offices at 702 Southwest 8th Street, Bentonville, Arkansas 72716, U.S.A., is solely responsible for the administration of the Plan, and participation in the Plan and the PRSUs does not, in any way, establish an employment relationship between you and Walmart or any Affiliate since you are participating in the Plan on a wholly commercial basis.

Plan Document Acknowledgment. By accepting the PRSUs, you acknowledge that you have received copies of the Plan, have reviewed the Plan and the Agreement in their entirety and fully understand and accept all provisions of the Plan and the Agreement.

In addition, by accepting the Agreement, you acknowledge that you have read and specifically and expressly approve the terms and conditions set forth in Paragraph 13 of the T&Cs, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by Walmart on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) Walmart and its Affiliates are not responsible for any decrease in the value of any Shares (or the cash equivalent) underlying the PRSUs under the Plan.

Finally, you hereby declare that you do not reserve any action or right to bring any claim against Walmart for any compensation or damages as a result of your participation in the Plan and therefore grant a full and broad release to Walmart and any Affiliate with respect to any claim that may arise under the Plan.

Spanish Translation
Sin derecho a compensación o reclamaciones por compensación. Estas disposiciones complementan el Párrafo 13 del Contrato:
Modificación. Al aceptar las PRSUs (“Unidades”), usted entiende y acuerda que cualquier modificación al Plan o al Contrato o su terminación no constituirá un cambio o perjuicio a los términos y condiciones de empleo.
Declaración de Política. El otorgamiento de Unidades que Walmart está haciendo de conformidad con el Plan es unilateral y discrecional y, por lo tanto, Walmart se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier momento, sin responsabilidad alguna.
Walmart, con oficinas registradas ubicadas en 720 Southwest 8th Street, Bentonville, Arkansas 72716, EE.UU. es únicamente responsable de la administración del Plan y la participación en el Plan y la adquisición de Unidades no establece, de forma alguna, una relación de trabajo entre usted y Walmart o alguna compañía afiliada, ya que usted participa en el Plan de una forma totalmente comercial.
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Reconocimiento del Documento del Plan. Al aceptar las Unidades, usted reconoce que ha recibido copias del Plan, ha revisado el Plan y el Contrato en su totalidad y entiende y acepta completamente todas las disposiciones contenidas en el Plan y en el Contrato.
Adicionalmente, al aceptar el Contrato, usted reconoce que ha leído y específica y expresamente ha aprobado los términos y condiciones en el Párrafo 13 del Contrato, en lo que claramente se ha descrito y establecido que: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el Plan es ofrecida por Walmart de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) Walmart y cualquier compañía afiliada no son responsables por cualquier disminución en el valor de las Acciones (o su equivalente en efectivo) subyacentes a las Unidades bajo el Plan.
Finalmente, usted declara que no se reserva ninguna acción o derecho para interponer una demanda o reclamación en contra de Walmart por compensación, daño o perjuicio alguno como resultado de su participación en el Plan y, por lo tanto, otorga el más amplio finiquito a Walmart y compañía afiliada con respecto a cualquier demanda o reclamación que pudiera surgir en virtud del Plan.

Notifications

Securities Law Information. The PRSUs granted, and any Shares acquired, under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other documents relating to the PRSUs may not be publicly distributed in Mexico. The materials are addressed to you because of your existing relationship with Walmart and any Affiliate, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Walmart or any Affiliate made in accordance with the provisions of the Mexican Securities Market law, and any rights under such offering shall not be assigned or transferred.

SINGAPORE

Notification

Securities Law Information. The grant of the PRSUs under the Plan is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore, and hence, statutory liability under the SFA in relation to the content of prospectuses will not apply.

You should note that the PRSUs are subject to section 257 of the SFA and you will not be able to make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the PRSUs in Singapore, unless such sale or offer is made:

(a) more than six months after the Grant Date;
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(b) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA; or

(c) pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.

Director Notification Information. If you are a director, associate director or shadow director2 of a Singaporean Affiliate, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean Affiliate in writing when you receive or dispose of an interest (e.g., PRSUs, Shares) in Walmart or any related companies. These notifications must be made within two business days of acquiring or disposing of any interest in Walmart or any related company. In addition, a notification must be made of your interests in Walmart or any related company within two business days of becoming a director, associate director or shadow director.

SOUTH AFRICA

Terms and Conditions

Securities Law Information and Deemed Acceptance of PRSUs. Neither the PRSUs nor the underlying Shares shall be publicly offered or listed on any stock exchange in South Africa. The offer is intended to be private pursuant to Section 96 of the Companies Act and is not subject to the supervision of any South African governmental authority. Pursuant to Section 96 of the Companies Act, the PRSUs offer must be finalized on or before the 60th day following the Grant Date. If you do not want to accept the PRSUs, you are required to decline your PRSUs no later than the 60th day following the Grant Date. If you do not reject your PRSUs on or before the 60th day following the Grant Date, you will be deemed to accept the PRSUs.

Tax Reporting Information. By accepting the PRSUs, you agree to notify Walmart or the Employer, if different, of the amount of income realized at vesting of the PRSUs. If you do not inform Walmart or the Employer, if different, of the income at vesting, and the Employer is subject to penalties or interest as a result of not being able to withhold Tax-Related Items, the Employer may recover any such penalty and interest amounts from you. In addition, if you fail to advise Walmart or the Employer, if different, of the income at vesting, you may be liable for a fine.

Notifications

Exchange Control Information. You should not be subject to any foreign exchange requirements in connection with your acquisition of Shares under the Plan, as your participation in the Plan does not entail any export of capital. However, you should consult with your personal advisor to ensure compliance with applicable exchange control regulations in South Africa as such regulations are subject to frequent change. You are responsible for ensuring compliance with all
2 A shadow director is an individual who is not on the board of directors of a company but who has sufficient control so that the board of directors acts in accordance with the “directions or instructions” of the individual.
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exchange control laws in South Africa.

UNITED KINGDOM

Terms and Conditions

Taxes and Tax Withholding. This section supplements Paragraph 10 of the T&Cs:

Without limitation to Paragraph 10 of the T&Cs, you agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items as and when requested by Walmart or any Affiliate or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified Walmart and its Affiliates against any Tax–Related Items that they are required to pay or withhold on your behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority). Notwithstanding the foregoing, if you are a director or executive officer of Walmart (within the meaning of Section 13(k) of the Exchange Act), you understand that you may not be able to indemnify Walmart for the amount of any income tax not collected from or paid by you, in case the indemnification could be considered a loan. In this case, the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and employee National Insurance contributions (“NICs”) may be payable. You will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing Walmart or the Employer, as applicable, for the value of any employee NICs due on this additional benefit, which Walmart or the Employer may recover from you at any time thereafter by the means referred to in Paragraph 10 of the T&Cs.

UNITED STATES

There are no country-specific provisions.

Electronic Signature
Name:
WIN:
Accepted On: Date/Time Stamp

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